UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2016

MEDIVATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32836	13-3863260
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

525 Market Street, 36th Floor

San Francisco, California 94105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 543-3470

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of Chief Financial Officer

On March 23, 2016, Richard A. Bierly, Medivation, Inc.’s Chief Financial Officer, advised Medivation that he plans to retire from his position at Medivation on July 15, 2016. Medivation and Mr. Bierly entered into a separation agreement pursuant to which Mr. Bierly will receive (a) seven months base salary, (b) a pro-rata share of his 2016 annual target bonus and (c) reimbursement of COBRA premiums through February 28, 2017, or, if earlier, his death or eligibility for health insurance through a new employer. In consideration for the benefits he is receiving, the separation agreement provides that Mr. Bierly will perform consulting services to Medivation until September 15, 2016. The separation agreement contains a non-disparagement obligation on both parties, and a standard release of claims and non-solicitation obligation on the part of Mr. Bierly.

Employment of new Chief Financial Officer

On March 27, 2016, Medivation and Jennifer Jarrett agreed that Ms. Jarrett will join Medivation as its new Chief Financial Officer on April 23, 2016. Pursuant to an offer letter entered into between Ms. Jarrett and Medivation, Ms. Jarrett will receive an annual base salary of $498,300, and her annual target bonus will be 50% of her base salary. Pursuant to the offer letter, Ms. Jarrett will also receive (a) a stock option to acquire 119,885 shares of Medivation common stock, (b) restricted stock units to acquire 29,971 shares of Medivation common stock, and (c) performance share units with a target award of 29,971 shares and maximum award of 37,464 shares of Medivation common stock. The stock options will be granted with an exercise price equal to the fair market value of Medivation’s common stock on the date of grant and will vest over four years. The restricted stock units will vest in three substantially equal installments over three years. The performance share units will vest upon achievement of certain revenue targets for Medivation’s fiscal year 2017 and clinical development milestones. Each of the foregoing awards will be subject to accelerated vesting in the event of a change in control of Medivation.

Ms. Jarrett, age 45, joins Medivation from Citigroup, where, since 2010, she has been Managing Director, responsible for building and managing Citigroup’s West Coast life sciences and biotechnology investment banking group. From 2000 to 2010, Ms. Jarrett was at Credit Suisse, most recently as Managing Director, focused on the biotechnology sector. From 1998 to 2000, Ms. Jarrett was at Donaldson, Lufkin & Jenrette until it was acquired by Credit Suisse. Ms. Jarrett earned a Bachelor’s degree in Economics, cum laude, from Dartmouth College and holds a Master’s of Business Administration from Stanford University Graduate School of Business.

Ms. Jarrett is also on the board of The Clearity Foundation, a non-profit organization focused on improving treatment options for ovarian cancer patients.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIVATION, INC.

Dated: March 28, 2016	By:	/s/ Andrew Powell
Andrew Powell
General Counsel